                                                                EXHIBIT 10.16.1




                             RALPHS GROCERY COMPANY


                          ____________________________



                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN





                    AMENDED AND RESTATED AS OF APRIL 9, 1994

                     SUMMARY OF THE RALPHS GROCERY COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         1. The SERP provides additional benefits to a Participant which, when added to his benefits under the Ralphs Grocery Company Retirement Plan and the Ralphs Grocery Company Retirement Supplement Plan, provides a total benefit equal to what he would have received if the Retirement Plan were changed in seven respects.

                 (a) The basic formula changed from being based on 3/4% of Final Average Monthly Compensation below the Social Security Bendpoint and 1-1/2% above to a formula based on 2% of Final Average Monthly Compensation.

                 (b) Up to only 30 years of Credited Service could be taken into account.

                 (c) The limits under section 415 of the Code were inapplicable. [In 1989 section 415 limited pension payments to $98,064 a year in the case of someone retiring at age 65 (the limit is lower for earlier retirement ages). The limit is adjusted for CPI increases each year.]

                 (d) For purposes of computing benefits, the compensation of a Participant includes amounts deferred under the Company Savings Plan Plus, any cafeteria plan, or any other deferred compensation plan.

                 (e) All compensation of a Participant is counted, including compensation in excess of the limits imposed by Code Section 401(a)(17).

                 (f) The Retirement Plan bases a Participant's benefit on average compensation during the five consecutive years in which average compensation is the highest. The SERP will look at the highest three years, whether or not consecutive.

                 (g) In the event of retirement before Social Security Retirement Age, the Retirement Plan reduces benefits by 4.8% a year from Social Security Retirement Age. The SERP will reduce benefits by 2% from age 65. For example, if a Participant retires at age 55, he will receive 80% of the benefit payable at age 65. However, in the case of a Participant who terminates before his Early Retirement Date (an Early Retirement Date occurs when a Participant terminates who has at least 10 years of service and is age 55 or older), the actuarial reduction for early retirement will still be 4.8% a year. There is one exception; if a Participant terminates when he is entitled to a benefit under his split-dollar life insurance policy, the actuarial reduction is only 2%.

         2. Prior to April 9, 1994, any individual who is employed by Ralphs for one year and earns W-2 compensation higher than the limits on compensation which can be taken into account under section 401(a)(17) will automatically become a Participant in the SERP. On or after April 9, 1994, an individual who is employed by Ralphs and whose average Gross Compensation over the three years that produces the highest average equals or exceeds $235,840 will automatically become a Participant in the SERP. The Administrator may include other employees as Participants.

         3. Unless the Board otherwise specifies, the Ralphs Grocery Company Benefits Committee shall be the Administrator of the SERP.

         4. Benefits otherwise payable under the SERP will be forfeited if a Participant is discharged for Cause (as defined in the SERP).

         5. If Ralphs institutes a program of split-dollar life insurance policies for certain executives, any benefits otherwise payable under the SERP to these executives will be reduced by the cash value of any interest in the split-dollar policies that the Participants become entitled to. The remaining SERP benefit will be paid in a cash lump sum when the employee terminates employment.

         6. The SERP recites that it is a replacement of the Federated Department Stores, Inc. Supplementary Retirement Plan and that no current employees of Ralphs have any rights to benefits under the Federated Plan. To the extent any such rights exist, however, the SERP provides that any benefits otherwise payable under the SERP are accordingly reduced.

                               TABLE OF CONTENTS

                                                                                                                            Page
                                                                                                                            ----
PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1                 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2                 ELIGIBILITY TO PARTICIPATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 3                 RETIREMENT DATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 4                 AMOUNT OF SUPPLEMENTAL RETIREMENT BENEFIT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 5                 SUPPLEMENTAL, PRE-RETIREMENT DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 6                 ADMINISTRATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 7                 AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 8                 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





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
                                    PREAMBLE
                                    PURPOSE

         The purpose of this Plan is to provide a select group of management or highly compensated eligible employees of Ralphs Grocery Company (hereinafter referred to as the Company) with supplemental retirement income and survivor benefits in addition to the benefits from the Company qualified plans and Social Security. This instrument states the terms and conditions of the Ralphs Grocery Company Supplemental Executive Retirement Plan (hereinafter referred to as the Plan), which was effective as of January 29, 1990 (hereinafter referred to as the Effective Date). This amendment and restatement of the Plan is effective as of April 9, 1994. This amendment and restatement shall not affect the benefits of Participants who terminated employment with the Company prior to April 9, 1994.

         The Plan is intended to attract and retain as employees those executives covered under the Plan and to provide benefits which are unavailable under the Company qualified retirement plan because of limitations imposed by, or shortfalls resulting from, (a) Section 415 of the Internal Revenue Code, (b)
Section 401(a)(17) of the Internal Revenue Code, and (c) amounts deferred by eligible participants pursuant by provisions of any unfunded deferred compensation plan maintained by the Company.

                                   ARTICLE 1
                                  DEFINITIONS

         The following words and phrases as used herein shall have the following meanings:

1.1 "Accrued Benefit" shall mean a Participant's benefit accrued for purposes of this Plan, which shall be the amount which the Participant would have accrued under the terms of the Basic Plan if the following changes were made to the Basic Plan:

         (a)     first, the term "Accrued Benefit" (as defined in the Basic
                 Plan) considered and used "Gross Compensation" rather than "Compensation" in determining a Participant's benefit;

         (b) second, a Participant's Accrued Benefit under the Basic Plan were determined without regard to the limitations imposed under the Basic Plan to comply with Sections 401(a)(17) and 415 of the Code;

         (c) third, the determination of a Participant's "Final Average Monthly Compensation" (FAMC) under the Basic Plan were based on the highest monthly average of the Participant's Gross Compensation for three, instead of five, calendar years of employment, whether or not such years are consecutive; and

         (d) fourth, instead of calculating a Participant's Accrued Benefit based on a formula of 3/4% of Final Average Monthly Compensation below the "Social Security Bendpoint" (as defined in the Basic Plan) and 1-1/2% of Final Average Monthly Compensation above the Social Security Bendpoint, the Accrued Benefit is calculated as 2% of FAMC multiplied by Years of Credited Service up to 30.

1.2      "Actuarial Equivalent" shall have the same meaning as under the Basic
         Plan.

1.3 "Administrator" shall mean the person or committee, appointed by the Board of Directors, with authority and responsibility to manage and direct the operation and administration of the Plan. Unless otherwise specified by the Board of Directors of the Company, the Ralphs Grocery Company Benefits Committee shall be the Administrator. The Company shall be the "plan administrator" as defined in ERISA.

1.4 "Basic Plan" shall mean the Ralphs Grocery Company Retirement Plan as in effect on January 1, 1985, and as it may hereafter be amended from time to time.

1.5 "Beneficiary" shall mean anyone entitled to receive a death benefit under the Plan on the death of a Participant. A Participant's Beneficiary or Beneficiaries shall be the same as under the Basic Plan.

1.6 "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

1.8 "Company" shall mean Ralphs Grocery Company, or any successor entity thereto.

1.9 "Compensation" shall mean compensation as that term is defined in the Basic Plan.

1.10 "Deferred Retirement Date" shall have the same meaning as described in the Basic Plan.

1.11 "Disability Retirement Date" shall have the same meaning as described in the Basic Plan.

1.12     "Disabled" shall have the same meaning as in the Basic Plan.

1.13 "Early Retirement Date" shall have the same meaning as described in the Basic Plan.

1.14     "Effective Date" shall mean January 29, 1990.

1.15     "Employee" shall mean a person who is an employee of an Employer.

1.16 "Employer" shall mean the Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) and which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.17 "Gross Compensation" shall mean the Participant's compensation reported for Federal Income Tax purposes for service rendered as an Employee of an Employer, plus any amounts deferred under the Savings Plus Plan or any unfunded deferred compensation plan maintained by the Company or any salary reductions under Section 125 of the Code; provided, however, that Gross Compensation shall not include moving expenses, educational reimbursements, car allowances, income from exercising stock options, imputed income from employee benefit programs maintained by the Company, living allowances and payments to Participants under the Executive Deferred Compensation Plan maintained by the Company.

1.18     "Normal Retirement Age" shall mean age 65.

1.19 "Normal Retirement Date" shall mean the first day of the month coincident with or next following the Participant's Normal Retirement Age.

1.20 "Participant" shall mean an Employee of the Company who has become a participant in the Plan pursuant to Article 2 and whose participation therein has not ceased, pursuant to any provision of the Plan.

1.21 "Plan" shall mean the Ralphs Grocery Company Supplemental Executive Retirement Plan, as herein set forth and as it may hereafter be amended from time to time.

1.22     "Plan Year" shall mean the calendar year.

1.23 "Pre-Retirement Death Benefit" shall mean any qualified pre-retirement survivor annuity (within the meaning of Section

         417(c) of the Code), which is provided under the Basic Plan pursuant to Section 401(a)(11) of the Code.

1.24 "Qualified Plan Benefit" shall mean the benefit paid to a Participant pursuant to provisions of the Basic Plan and shall include retirement benefits payable on account of retirement on a Normal Retirement Date, Early Retirement Date, Deferred Retirement Date, Disability Retirement Date or the retirement of a Terminated Vested Participant with a terminated vested benefit. For the purpose of the computations in Sections 4.1 through 4.5 of this Plan, it shall be assumed that the Qualified Plan Benefit is payable in the standard form of benefit, i.e., a single life annuity for an unmarried Participant and a reduced 50% joint and survivor annuity for a married Participant.

1.25 "Retirement Supplement Plan" shall mean the Ralphs Grocery Company Retirement Supplement Plan as in effect on January 1, 1994, and as it may hereafter be amended from time to time.

1.26 "Supplemental Deferred Retirement Benefit" shall mean the benefit provided under this Plan as described in Section 4.3.

1.27 "Supplemental Deferred Vested Benefit" shall mean the benefit provided under this Plan as described in Section 4.5.

1.28 "Supplemental Disability Retirement Benefit" shall mean the benefit provided under this Plan as described in Section 4.4.

1.29 "Supplemental Early Retirement Benefit" shall mean the benefit provided under this Plan as described in Section 4.2.

1.30 "Supplemental Normal Retirement Benefit" shall mean the benefit provided under this Plan as described in Section 4.1.

1.31 "Supplemental Pre-Retirement Death Benefit" shall mean the benefit provided under this Plan as described in Article 5.

1.32 "Supplemental Retirement Benefit" shall mean the benefit payable under this Plan pursuant to the appropriate section of Article 4.

1.33 "Terminated Vested Participant" shall mean a Participant who is eligible for a benefit under the Basic Plan pursuant to Article 6 of the Basic Plan.

1.34 "Year of Credited Service" shall have the same meaning as described in the Basic Plan; except that for purposes of this Plan a Participant shall be credited with a maximum of 30 Years of Credited Service. Notwithstanding the preceding sentence, with respect to Participants who terminated employment with the Company prior to April 9, 1994, for purposes of this Plan a Participant shall be credited with a maximum of 20 Years of Credited Service.

1.35 "Year of Vesting Service" shall have the same meaning as described in the Basic Plan.

                                   ARTICLE 2
                           ELIGIBILITY TO PARTICIPATE

2.1      Participation Criteria
         Prior to April 9, 1994, an Employee shall automatically become a Participant in this Plan if he is employed by the Company throughout a Plan Year and his compensation during that year exceeds the limit under Section 401(a)(17) of the Code on the amount of wages which may be taken into account in computing benefits under the Basic Plan. On or after April 9, 1994, an Employee shall automatically become a Participant in this Plan if the average of his Gross Compensation that is taken into account under Section 1.1(c) to determine his Final Average Monthly Compensation equals or exceeds $235,840. Any Employee not named in the preceding sentence shall also become a Participant in the Plan if he is named as a Participant by the Administrator.

2.2      Loss of Participant Status
         An Employee who becomes a Participant shall remain a Participant as long as he is entitled to any benefits under the Plan.

2.3      Inactive Participant Status
         An Employee may be designated as an inactive Participant by the Administrator at any time. The Accrued Benefit of an inactive Participant shall be frozen (i.e., not increased over the amount that would then be payable on behalf of the Participant if he permanently terminated employment as an Employee) from the date he is designated as such by the Administrator provided he is given timely notification of such change in status. Notification shall be deemed timely if it is provided to the Participant within 30 days of the change in status.

                                   ARTICLE 3
                                RETIREMENT DATES

3.1      Retirement Dates
         A Participant's Retirement Date shall be his date of actual retirement which may be his Normal, Early, Disability, or Deferred Retirement Date as hereinafter defined, whichever is applicable to him pursuant to the following Sections of this Article 3.

3.2      Normal Retirement
         A Participant may retire under this Plan on his Normal Retirement Date provided he retires under and commences receiving his benefit under the Basic Plan.

3.3      Early Retirement
         A Participant may retire under this Plan on an Early Retirement Date (which may be the first day of any month coincident with or subsequent to his 55th birthday and his completion of at least 10 Years of Vesting Service) provided he retires under and commences receiving his benefit under the Basic Plan.

3.4      Deferred Retirement
         If a participant continues in the employment of an Employer beyond his Normal Retirement Date, the first day of any month coincident with or subsequent to his termination of employment after his Normal Retirement Date and commencement of receipt of benefits under the Basic Plan shall be known as his Deferred Retirement Date. Such a Participant may retire under this Plan on such Deferred Retirement Date provided he retires under and commences receiving his benefit under the Basic Plan.

3.5      Disability Retirement
         A participant who is Disabled shall be entitled to a Supplemental Disability Benefit under this Plan on a Disability Retirement Date (which will be the first day of any month coincident with or subsequent to his 55th birthday and his completion of at least 10 years of Vesting Service) provided he retires under and commences receiving his benefit under the Basic Plan.

                                   ARTICLE 4
                   AMOUNT OF SUPPLEMENTAL RETIREMENT BENEFIT

4.1      Supplemental Normal Retirement Benefit
         A Participant who retires on or after the Effective Date under the Basic Plan on his Normal Retirement Date shall receive in the form of a life annuity (if unmarried) or a reduced 50% joint and survivor annuity (if married) a Supplemental Normal Retirement Benefit equal to
         (A) minus (B) where:

         (A)     equals his Accrued Benefit determined pursuant to this Plan;
                 and

         (B) equals (i) the amount of the Qualified Plan Benefit actually payable to the Participant at his Normal Retirement Date as determined under the Basic Plan, plus (ii) the amount of the benefit actually payable to the Participant at his Normal Retirement Date as determined under the Retirement Supplement Plan.

4.2      Supplemental Early Retirement Benefit
         A Participant who retires on or after the Effective Date under the Basic plan on his Early Retirement Date shall receive in the form of a life annuity (if unmarried) or a reduced 50% joint and survivor annuity (if married) a

         Supplemental Early Retirement Benefit equal to (A) minus (B) where:

         (A) equals his Accrued Benefit determined pursuant to this Plan reduced by 1/6 of one percent (1/6%) for each month by which the commencement of his Supplemental Early Retirement Benefit precedes his Normal Retirement Date; and

         (B) equals (i) the amount of the Qualified Plan Benefit actually payable to the Participant at his Early Retirement Date as determined under the Basic Plan, plus (ii) the amount of the benefit actually payable to the Participant at his Early Retirement Date as determined under the Retirement Supplement Plan.

4.3      Supplemental Deferred Retirement Benefit
         A Participant who retires on or after the Effective Date under the Basic Plan on a Deferred Retirement Date shall receive in the form of a life annuity (if unmarried) or a reduced 50% joint and survivor annuity (if married) a Supplemental Deferred Retirement Benefit equal to (A) minus (B) where:

         (A)     equals his Accrued Benefit determined pursuant to this Plan;
                 and

         (B) equals (i) the amount of the Qualified Plan Benefit actually payable to the Participant at his Deferred Retirement Date as determined under the Basic Plan, plus (ii) the amount of the benefit actually payable to the Participant at his Deferred Retirement Date as determined under the Retirement Supplement Plan.

4.4      Supplemental Disability Retirement Benefit
         A Participant who retires on or after the Effective Date under the Basic Plan on a Disability Retirement Date shall receive in the form of a life annuity (if unmarried) or a reduced 50% joint and survivor annuity (if married) a Supplemental Disability Retirement Benefit equal to (A) minus (B) where:

         (A) equals his Accrued Benefit determined pursuant to this Plan reduced by 1/6 of one percent (1/6%) for each month by which the commencement of this Supplemental Disability Retirement Benefit precedes his Normal Retirement Date; and

         (B) equals (i) the amount of the Qualified Plan Benefit actually payable to the Participant at his Disability Retirement Date as determined under the Basic Plan, plus (ii) the amount of the benefit actually payable to the Participant at his Disability Retirement Date as determined under the Retirement Supplement Plan.

4.5      Supplemental Deferred Vested Retirement Benefit
         A Participant who retires on or after the Effective Date under the Basic Plan and receives a benefit under the Basic Plan as a Terminated Participant shall receive in the form of a life annuity (if unmarried) or a reduced 50% joint and survivor annuity (if married) a Supplemental Deferred Vested Retirement Benefit equal to (A) minus (B) where:

         (A) equals his Accrued Benefit determined pursuant to this Plan reduced by 4/10 of one percent (4/10%) for each month by which the commencement of his Supplemental Deferred Vested Retirement Benefit precedes his Normal Retirement Date; and

         (B) equals (i) the amount of the Qualified Plan Benefit actually payable to the Participant at his actual retirement date under the Basic Plan, plus (ii) the amount of the benefit actually payable to the Participant at his actual retirement date under the Retirement Supplement Plan.

         Notwithstanding the preceding sentence, in the case of a Participant described in Section 8.15 who terminates employment when he is entitled to a benefit under his Policy, the phrase "4/10 of one percent (4/10%)" shall be replaced by the phrase "1/6 of one percent (1/6%)."

4.6      Form of Benefit
         The Supplemental Retirement Benefit payable pursuant to this article shall be paid to the Participant in the normal form described in
         Section 4.1 through 4.5 or, if an optional form is elected under the Basic Plan, in the same form as elected under the Basic Plan. A retirement benefit payable from the Plan in a form other than the normal form (i.e., a life annuity for an unmarried Participant or a reduced joint and survivor annuity in the case of a married participant) shall be the Actuarial Equivalent of the normal form.

         The election as to any optional benefit under the Basic Plan shall be deemed an election of that optional benefit under this Plan and any consent of the spouse required and given under the Basic Plan shall be deemed consent to that optional benefit under this Plan.

4.7      Commencement of Benefits
         Payment of the Supplemental Retirement Benefit to the Participant shall commence on the same date as payment of the Basic Plan retirement benefit payable to the Participant and shall terminate on the date of the last payment of the Basic Plan retirement benefit.

                                   ARTICLE 5
                  SUPPLEMENTAL, PRE-RETIREMENT DEATH BENEFITS

5.1      Supplemental Pre-Retirement Death Benefits
         If a Participant dies prior to the commencement of payment of his Qualified Plan Benefit and if a Pre-Retirement Death Benefit would be payable to his surviving spouse under the Basic Plan, then a Supplemental Pre-Retirement Death Benefit will be payable to the Participant's surviving spouse under this Plan.

         The amount of the Supplemental Pre-Retirement Death Benefit payable under this Plan shall be either (A) or (B) as described below:

         (A) In the case of a Participant who has at least five years of Vesting Service, the surviving spouse of the Participant shall receive from this Plan, as of the date a Pre-Retirement Death Benefit becomes payable from the Basic Plan:

                 (1) an amount equal to the Pre-Retirement Death Benefit that would have been payable under the Basic Plan if the Basic Plan had calculated this benefit using the definition of Accrued Benefit in this Plan; less

                 (2) (i) the amount of the Qualified Plan Benefit actually payable to the surviving spouse of the Participant as determined under the Basic Plan, plus (ii) the amount of the benefit actually payable to the surviving spouse of the Participant as determined under the Retirement Supplement Plan.

         (B) If a Participant has five or more years of Vesting Service and the benefit under this subsection is greater than the amount described in (A), the designated Beneficiary shall receive a lump sum benefit equal to the Actuarial Equivalent of the Participant's Accrued Benefit less the Actuarial Equivalent of
                 (i) the Qualified Plan Benefit actually payable under the Basic Plan and (ii) the benefit payable under the Retirement Supplement Plan; provided that, for this purpose the Participant's Accrued Benefit shall be computed by multiplying the Participant's Final Average Monthly Compensation times 3/4% times Years of Credited Service.

5.2      Form and Commencement of Benefits
         The Supplemental Pre-Retirement Death Benefit payable pursuant to
         Section 5.1(A) shall be payable over the lifetime of the surviving spouse in monthly installments commencing on the same date as payment of the Qualified Plan

         Benefit payable to such surviving spouse on account of the death of the Participant and shall terminate on the date of the last payment of the Pre-Retirement Death Benefit payable from the Basic Plan. Notwithstanding the preceding sentence, the benefit payable under
         Section 5.1(A) shall be paid in a lump sum if the surviving spouse elects to receive the Pre-Retirement Death Benefit under the Basic Plan in a lump sum.

         The Supplemental Pre-Retirement Death Benefit payable pursuant to
         Section 5.1(B) shall be payable as a single lump sum as soon as administratively possible after the death of the Participant.

                                   ARTICLE 6
                           ADMINISTRATION OF THE PLAN

6.1      Administration
         Except for the functions reserved within the Plan to the Company or the Board of Directors, the administration of the Plan shall be the responsibility of the Administrator appointed by the Board of Directors.

6.2      Powers of the Administrator
         The Administrator shall have the power and the duty to make all decisions necessary or proper to carry out the Plan. The determination of the administrator as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Administrator with respect to the classification of Employees, Participants, joint or contingent annuitants, beneficiaries or benefits shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Administrator shall have the following powers and duties:

         (A) To furnish to all Participants, upon request, copies of the Plan, and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

         (B) To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

         (C) To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

         (D) To decide on questions concerning the Plan in accordance with the provisions of the Plan;

         (E) To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; to instruct the Company as to payments to be made under this Plan and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

         (F) To allocate any such powers and duties to or among individual members of any administrative committee appointed as the Administrator; and

         (G) To designate persons other than Administrator or members of any administrative committee to carry out any duty or power which would otherwise be a responsibility of the Administrator.

6.3      Reliance on Professional Counselors
         To the extent permitted by law, the Administrator and any person to whom it may delegate any duty or power in connection with administering the Plan, the Company, and the officers and directors of the Company, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Administrator, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, the Administrator, the Company, and the officers and directors of the Company, shall not be liable for any neglect, omission or wrongdoing of any other members of any administrative committee, agent, officer or Employee of the Company. Any person claiming benefits under the Plan shall look solely to the company for redress.

6.4      Expenses of the Plan
         All expenses incurred prior to the termination of the plan that shall arise in connection with the administration of the Plan, including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Administrator in connection with the administration thereof, shall be paid by the Company.

6.5      Claims Procedure
         A claim for benefits under the Plan must be made to the Administrator in writing. The Administrator shall provide adequate notice in writing to any participant, joint annuitant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant, joint annuitant or Beneficiary. If a claim is denied, the Participant or his authorized representative may request a review of the denial, but such a request must be in writing, and must be submitted to the Administrator within 60 days after the claimant's claim has been denied. A decision upon review shall be made by the Administrator within 60 days of the receipt of the request for review, unless the Administrator determines that special circumstances require additional time, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. The decision on the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific reference to the pertinent Plan provisions on which the decision is based.

6.6      Indemnification of Administrator
         The Employer shall indemnify and hold harmless the Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                                   ARTICLE 7
                           AMENDMENT AND TERMINATION

7.1      Amendment
         The Company, although it intends the Plan to be permanent, reserves the power and the right to amend the Plan at any time. However, no amendment shall reduce the amount of the Supplemental Retirement Benefit which has been accrued by a Participant under the Plan as of the amendment date. Any such amendment shall be made pursuant to a resolution of the Board of Directors.

7.2      Termination
         The Company reserves the power and the right to terminate the Plan at any time; provided, however, that any such termination will not be retroactive. Any termination of the Plan shall be pursuant to a resolution of the Board of Directors. If the Plan is terminated, the Actuarial Equivalent present value of any remaining benefits payable to a Participant or spouse who is receiving Plan benefits, and the accrued Supplemental Retirement Benefit for an active Participant payable as a life annuity beginning at Normal Retirement Date, shall be paid in a lump sum 30 days after the termination of the Plan.

                                   ARTICLE 8
                               GENERAL PROVISIONS

8.1      Unsecured Creditor
         Participants and their spouses, Beneficiaries, heirs and successors under this Plan shall have solely those rights of an unsecured creditor of the Employer. Any and all assets of the Employer shall not be deemed to be held in trust for any Participant, their Beneficiaries, heirs and successors, nor shall any assets be considered security for the performance of obligations of the Employer and said assets shall at all times remain unpledged, unrestricted general assets of the Employer. The Employer's obligation under the Plan shall be an unsecured and unfunded promise to pay benefits at a future date.

8.2      Unfunded Plan
         This Plan is an unfunded plan maintained to provide supplemental retirement benefits for a select group of management and highly compensated employees. Any Participant's accounts under the Plan are maintained for record keeping purposes only and are not to be construed as funded.

8.3      No Contract
         This Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person whether or not in the employ of the Employer any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

8.4      Nonassignability
         Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, spouse or Beneficiary shall be subject in any manner to anticipation, alienation, sale transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No distribution or payment shall be in any way liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant, beneficiary, or joint or contingent annuitant is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the

         Administrator, in this discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, spouse or Beneficiary in such manner as the Administrator shall direct.

8.5      Incapacity
         If the Administrator determines that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of the amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Company, the Employer and the Administrator.

8.6      Permissible Purchase of Annuity Contracts
         At the request of the Participant, the Administrator may, in lieu of paying the benefit to which the Participant is entitled directly from the Plan, purchase an annuity contract which will provide benefits in an amount equal to that which the retired Participant is entitled under this Plan. The ownership of any such annuity contract shall be retained by the Employer.

8.7      Masculine, Feminine, Singular and Plural
         The masculine shall include the feminine and the singular shall include the plural and the plural the singular wherever the person or entity or context shall plainly so require.

8.8      Withholding Taxes
         The Administrator may make any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or governmental agency.

8.9      Number of Counterparts
         This Plan may be executed in any number of counterparts, each of which when duly executed by the Employer shall be deemed to be an original, but all of which shall together constitute but one instrument, which may be evidenced by any counterpart.

8.10     Governing Law
         The provisions of the Plan shall be construed, administered and interpreted under the applicable Federal law and, to the extent not preempted, the laws of the State of California.

8.11     Binding Agreement
         This Plan shall be binding on the parties hereto, their heirs, executors, administrators, and successors in interest.

8.12     Invalidity of Certain Provisions
         If any provision of this Plan is invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Plan shall be construed and enforced as if such provision had not been included.

8.13     Successor Organizations
         The Employer agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing organization or corporation assumes the rights and obligations under this Plan. If the successor organization refuses to accept the rights and obligations of this Plan, the Plan shall terminate prior to the consolidation or merger and benefits shall be calculated and distributed to Participants.

8.14     Forfeiture
         Notwithstanding anything in this Plan to the contrary, the entire amount credited to a Participant as his Accrued

         Benefit shall be forfeited if the Company discharges the Participant for:

         (A) theft, embezzlement, or obtaining funds or property under false pretenses, if such transgressions are demonstrably material in amount both in relation to the Participant and the Company;

         (B) engaging in an act of dishonesty or moral turpitude (including convictions of felonies) if such act materially and demonstrably injures the Company (provided that, traffic or moving violations shall not constitute acts of dishonesty or moral turpitude for the purpose of this paragraph); or

         (C) willfully failing to substantially perform his duties as an Employee of the Company (other than as a result of incapacity due to physical illness), where the Participant has either acted in bad faith or without a reasonable belief that such breach was in the best interests of the Company and such failure has resulted in material and demonstrable injury of the Company.

8.15 Offset for Certain Benefits Payable under Split-Dollar Life Insurance Agreements
         (a) Some of the Participants under this Plan may own life insurance policies (the "Policies"). The ownership of these Policies by the Participant is, however, subject to certain conditions (set forth in a "Split-Dollar Life Insurance Agreement" between the Participant and the Company) and, if the Participant fails to meet the conditions set forth in the Split-Dollar Life Insurance Agreement, the Participant may lose certain rights under the Policy. In the event that a Participant satisfies the conditions specified in Sections 5 or 6 of the Split- Dollar Life Insurance Agreement, so that the Participant or his beneficiary becomes entitled to benefits under those sections, the value of those benefits shall constitute an offset to any benefits otherwise payable under this Plan. As the case may be, this offset (the "Offset Value") shall be calculated by determining the value of benefits payable under the Split-Dollar Life Insurance Agreement, the cash surrender value of the Policy, or in the case of the Participant's death, the death benefits payable to the beneficiary under the Policy. The Offset Value shall then be compared to the Actuarial Equivalent of the benefits payable under the Plan (the "Plan Value"), and the Plan Value shall be reduced by the Offset Value.

         (b) At the time when the Participant terminates employment, if the Plan Value exceeds the present value of the Offset Value, the excess of the Plan Value over the Offset Value shall be paid to the Participant or beneficiary at that time in a lump sum. Such payment shall completely discharge all obligations owed under this Plan on account of Participant's participation in this Plan. In the case of a Participant who terminates employment for a reason other than death, the calculation of the Plan Value shall be based on the pension under the SERP to which the Employee would be entitled if he then retired or, if the Participant is not yet eligible to retire, the pension under the SERP to which the Participant would be entitled if he retired on the first day on which he is eligible to retire.

         (c) If the Policy described in subsection (a) is not on the life of the Participant, the insured dies prior to the Participant's becoming eligible for benefits under the Plan, and the Participant subsequently becomes eligible for benefits hereunder, the actuarial value of the benefits payable hereunder shall be offset by the actuarial value of the payments previously paid to the Participant under the Split-Dollar Life Insurance Agreement. Calculations shall be done on an after-tax basis. Any remaining amount due the Participant shall thereupon be paid in a cash lump sum.

8.16 Special Rules Applicable to the Federated Department Stores, Inc. Supplementary Retirement Plan
         In 1988 the Federated Department Stores, Inc. Supplementary Retirement Plan (the "Federated Plan") was completely terminated with respect to its application to current Employees of the

Company. Such termination provided that, except in the case of Employees who had previously retired under the Federated Plan, no Employee of the Company would ever receive a benefit under the Federated Plan on account of the prior existence of the Federated Plan. Participants who receive benefits under this Plan thus receive such benefits in lieu of any benefits that would have been due to them under the Federated Plan if it had continued in existence. It is intended that no benefits be payable to any Employee of the Company (whether or not a Participant in this Plan) on account of the prior maintenance of the Federal Plan. Accordingly, in the event it is ever judicially determined that any benefits are payable to any Employee of the Company on account of the prior existence of the Federated Plan (whether the benefits are payable by Federated Department Stores, Inc., affiliates of Federated Department Stores, Inc., or by any other company), the amount of such benefits shall reduce any benefits otherwise payable under this Plan. The amount of such reductions shall be computed by calculating the Actuarial Equivalent of any benefits found to be payable under the Federated Plan and then reducing the benefits payable under this Plan by such Actuarial Equivalent. The determinations of the Administrator with respect to the amount of such reductions shall be binding upon all Participants under this Plan.

8.17     Rules Applicable to Retirees Before January 29, 1990
         After termination of the Federated Plan and prior to January 29, 1990, certain employees of the Company retired (the "Interim Retirees") and began to receive unfunded supplemental retirement benefits pursuant to a formula established by the Administrator. Such retirees shall continue to receive their benefits and, as of January 29, 1990, those benefits shall be considered to be provided under this Plan. The amount of benefits payable to each Interim Retiree shall not, however, be computed under the formula established under this Plan but shall continue to be payable under the formula in effect at the time of his retirement.

8.18 Certain Employees who formerly participated in the Federated Department Stores, Inc. Executive Deferred Compensation Plan
         (a) This section shall only apply to an Employee if (1) the Employee retires on or after January 29, 1990, (2) the Employee would not be (except for the existence of this section) otherwise entitled to benefits under this Plan, and (3) the Employee previously participated in the Federated Department Stores, Inc. Executive Deferred Compensation Plan (the "Federated Deferred Compensation Plan"). An Employee described in the preceding sentence shall receive no benefits under the Plan except for those provided by this section.

         (b) The amount payable to an Employee described in this section shall be computed by calculating the benefit payable to such Employee under the Basic Plan as if the definition of "Compensation" thereunder included amounts deferred by such Employee under the Federated Executive Deferred Compensation Plan. The difference between the amount actually payable to the Employee or his beneficiary under the Basic Plan and the amount that would been payable if Compensation had included such deferred amounts, shall be payable as a supplementary benefit under this Plan.

         (c) The timing and form of payments under this section shall be based on the timing and form of payments under the Basic Plan with respect to the benefit that is being supplemented.

                 IN WITNESS WHEREOF, this amended and restated Plan has been executed on this ____ day of ______, 1994.

                                       RALPHS GROCERY COMPANY

                                       By
                                          -----------------------

                                       Its
                                          -----------------------

                                       By
                                          -----------------------

                                       Its
                                          -----------------------